Exhibit 99.1

News Release
AmerisourceBergen Corporation
P.O. Box 959
Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN ANNOUNCES REFINANCING OF ITS SENIOR NOTES,

FOLLOWED BY EXPANSION OF ITS SHARE REPURCHASE PROGRAM TO

$750 Million

VALLEY FORGE, Pa. August 25, 2005 —AmerisourceBergen Corporation (NYSE: ABC) announced that today it is commencing a cash tender offer for its $500 million 8.125 percent senior notes due in 2008 and its $300 million 7.25 percent senior notes due in 2012, which the Company intends to finance with the proceeds of a private placement of debt. Further, provided the tender is completed, the Company’s Board of Directors has authorized an increase to the amount available under its current common stock repurchase program to a total availability of $750 million.

“Successful refinancing of our current senior notes will increase our financial flexibility by allowing AmerisourceBergen to obtain long-term, lower interest rates and improved terms,” said R. David Yost, AmerisourceBergen’s Chief Executive Officer. “Repurchasing our shares reflects AmerisourceBergen’s strong cash position.”

Michael D. DiCandilo, AmerisourceBergen’s Executive Vice President and Chief Financial Officer said, “With long-term interest rates at historically low levels, this is an opportune time to refinance these notes and lower our interest expense for the future.

“Excluding the anticipated refinancing charge of approximately $70 million after-tax related to the tender offer premium and the write-off of unamortized deferred financing costs, our diluted earnings per share expectations for fiscal 2005 remain unchanged. Those expectations are diluted earnings per share from continuing operations before the cumulative effect of an accounting change of between $3.30 and $3.50 on a GAAP basis.

“We continue to estimate that diluted earnings per share in fiscal 2006 will be between $3.60 and $4.40, on a GAAP basis. We are currently in the middle of our extensive annual planning process, and we expect to update our guidance for fiscal year 2006 in early November, when we announce results for fiscal year 2005.”

The cash tender offer is for any and all $500 million of AmerisourceBergen’s outstanding 8.125 percent senior notes due 2008 (CUSIP No. 03073QAB4) and any and all $300 million of its outstanding 7.25 percent senior notes due 2012 (CUSIP No. 03073EAB1) and includes a solicitation of consents to eliminate certain restrictive covenants from the indentures governing the notes. The offer is also conditioned on, among other things, the execution of financing for the cash tender price.

The offer and consent solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated August 25, 2005. The total consideration will be determined by pricing both notes, using standard market practice, to the maturity dates at a fixed spread of 50 basis points over the bid side yield on the 4.125 percent U.S. Treasury Note due August 15, 2008 for the 8.125 percent notes and a fixed spread of 50 basis points over the bid side yield on the 4.00 percent U.S. Treasury Note due November 15, 2012 for the 7.25 percent notes, determined at 2:00 p.m. Eastern Daylight Time on the business day immediately following the consent date, which the Company expects to be September 8, 2005, by reference to the Bloomberg Government Pricing Monitor. Holders who tender and deliver their consents to the proposed amendments to the indenture governing the notes by 5:00 p.m. Eastern Daylight Time on September 8, 2005 will be eligible to receive the total consideration, which includes a consent payment equal to $30 per $1,000 principal amount of notes tendered. Holders who tender after the consent date but by 5:00 p.m. Eastern Daylight Time on September 23, 2005 will be eligible to receive the tender offer consideration, which equals the total consideration less the consent payment. The offer and consent solicitation are subject to, and conditioned upon, the satisfaction or, where applicable, waiver of certain conditions, as described in the Offer to Purchase and Consent Solicitation Statement. There can be no assurance that any of such conditions will be met.

Lehman Brothers Inc. is the Dealer Manager and Solicitation Agent, and D.F. King & Co., Inc. is the Information Agent, in connection with the offer and consent solicitation. Requests for information should be directed to Lehman Brothers Inc. at (212) 528-7581 (call collect) or (800) 438-3242 (toll free). Requests for documents should be directed to D.F. King & Co., Inc. at (212) 269-5550 or (800) 859-8508 (toll free). This news release is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The offer and consent solicitation are being made solely by the Offer to Purchase and Consent Solicitation Statement.

Subject to completion of the tender offer and the related debt financing, the AmerisourceBergen Board of Directors has authorized an increase in the current stock repurchase program begun in May to a total availability of $750 million. The Company currently has used $94 million of the initial $450 million authorization and would add $394 million to the program.

AmerisourceBergen will repurchase the shares from time to time for cash in open market transactions in accordance with applicable federal securities laws and in accordance with any terms of its debt instruments. The Company will hold any repurchased shares as treasury shares, which will be available for general corporate purposes.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the largest pharmaceutical services companies in the United States. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $54 billion in revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 14,000 people. AmerisourceBergen is ranked #23 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

FORWARD-LOOKING STATEMENTS

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing AmerisourceBergen’s future financial and operating results.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer relationships; customer insolvencies; changes in customer mix; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; regulatory changes; changes in U.S. government policies (including changes in government policies pertaining to drug reimbursement); changes in market interest rates; operational or control difficulties arising from AmerisourceBergen’s outsourcing of information technology activities; and other economic, business, competitive, legal, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these and other risk factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2004.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

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